Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS FIRST QUARTER 2018 RESULTS

 First Quarter RevPAR Increased 4.3 percent; First Quarter Franchise and other Fee-based Revenue Grew 8.0 percent

IRVING, Texas (May 8, 2018) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•

Grew system-wide comparable RevPAR 4.3 percent; excluding the owned hotels significantly impacted by Hurricanes Irma and Harvey and the owned hotels undergoing significant renovation, system-wide RevPAR grew 5.9 percent

•	Franchise comparable RevPAR increased 7.8 percent, driving an increase in franchise and other fee-based revenue of 8.0 percent revenue 8.0 percent

•

System-wide RevPAR Index decreased by nine basis points; excluding the owned hotels significantly impacted by Hurricanes Irma and Harvey and the owned hotels undergoing significant renovation, system-wide RevPAR Index grew nearly 200 basis points

•	Opened eight franchised hotels, totaling over 650 rooms, including the first location in Chile

•

Franchise pipeline stands at 259 hotels, representing approximately 24,400 additional rooms, and the brand’s footprint continued to expand with 6 new franchise agreements for key locations in coastal North Carolina, St. Louis, Missouri and Yucaipa, California

•	Completed the construction phase of 12 renovations, bringing the total number of repositioning projects with construction complete to 39, as part of the Company’s owned hotel repositioning efforts
•	Reported Net Loss of $15.1 million; Adjusted Net Loss was $6.2 million
•	Generated Net Loss per Share of $0.13; Adjusted Net Loss per Share was $0.05

Overview

“We are extremely pleased with our performance this quarter. We delivered gains in RevPAR despite the ongoing hurricane disruption in our owned hotel business, and continued to execute on our key strategic initiatives to deliver a consistent product, to consistently deliver an outstanding guest experience and to drive engagement with our brand,” said Keith A. Cline, President and Chief Executive Officer of La Quinta.  “We have completed the significant renovation of 39 owned hotels in our repositioning program and continue to be very encouraged by their early results.”

Mr. Cline continued, “We expect to complete the spin-off of our owned hotel assets into CorePoint Lodging as well as the sale of our franchise and management business to Wyndham Hotel Group by the end of this month.  These are exciting opportunities for the thriving La Quinta brand, which celebrates its 50th anniversary this year, and for our owned hotel portfolio as it transitions to become CorePoint Lodging, all of which we believe will yield long-term benefits to our stakeholders.”

Financial Overview

For the first quarter of 2018, the Company grew system-wide comparable RevPAR 4.3 percent over the same period of 2017, driven by 7.8 percent growth in its franchise locations and a 0.2 percent increase in its owned hotels. Excluding the impact of the owned hotels undergoing significant renovation as part of the repositioning effort and the owned hotels affected by Hurricanes Harvey and Irma, system-wide comparable RevPAR increased 5.9 percent in the first quarter of 2018. The Company grew franchise and other fee-based revenue 8.0 percent in the first quarter of 2018, over the same period of 2017.

For the first quarter of 2018, the Company reported net loss of $15.1 million and Adjusted Net Loss of $6.2 million. Net Loss per Share was $0.13 and Adjusted Loss per Share was $0.05.  Total Adjusted EBITDA for the first quarter of 2018 was $64.0 million.

Hurricanes Harvey and Irma continued to have a significant impact on the Company’s business in the first quarter, once again lifting performance for the franchised hotels, and posing significant challenges for certain owned hotels, particularly those in Florida affected by Hurricane Irma. The Company estimates that the impact of the hurricanes on first quarter results was a reduction of approximately $11 million in Total Adjusted EBITDA.

The Company’s system-wide portfolio, as of March 31, 2018, is located across 48 states in the U.S., as well as in Canada, Mexico, Honduras, Colombia and Chile. The portfolio includes:

	March 31, 2018		March 31, 2017
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	315	40,300	318	40,700
Joint Venture	1	200	1	200
Franchised(2)	591	48,300	570	46,500
Totals	907	88,800	889	87,400

(1)	As of March 31, 2018 and 2017, Owned included two hotels (300 rooms) and three hotels (400 rooms), respectively, designated as assets held for sale
(2)

As of both March 31, 2018 and 2017, Franchised included four hotels (500 rooms), respectively, under temporary franchise agreements related to formerly owned hotels which are in the process of leaving the system

The results of operations for the Company for the three months ended March 31, 2018 and 2017 include the following highlights  ($ in thousands, except per share amounts):

	Three Months Ended March 31,
	2018 (1)	2017 (1)	% Change
Total Revenue	$228,780	$234,272	-2.3%
Franchise and Management Segment Adj. EBITDA	27,180	26,714	1.7%
Owned Hotels Segment Adj. EBITDA	49,247	58,721	-16.1%
Total Adj. EBITDA	64,012	71,950	-11.0%
Total Adj. EBITDA margin	28.0%	30.7%
Operating Income	4,342	23,972	-81.9%
Operating Income Margin	1.9%	10.2%
Adj. Operating Income	16,222	28,803	-43.7%
Adj. Operating Income Margin	7.1%	12.3%

(1)	2017 results include approximately $2 million of total revenues and approximately $0.6 million of Total Adjusted EBITDA from hotels sold in 2017 and 2018

	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2017		% Change
	Net Income	Diluted EPS	Net (Loss) Income	Diluted EPS	Net (Loss) Income		Diluted EPS
Net (Loss) Income Attributable to La Quinta Holdings’ stockholders	$(15,139)	$(0.13)	$1,589	$0.01	NM	(1)	NM	(1)
Adjusted Net (Loss) Income Attributable to La Quinta Holdings’ stockholders	$(6,187)	$(0.05)	$4,488	$0.04	NM	(1)	NM	(1)

(1)	Change in terms of percentage is not meaningful

Comparable hotel statistics	Three Months Ended March 31, 2018	Variance Three Months Ended March 31, 2018 vs. 2017
Owned hotels
Occupancy	60.5%	-245	bps
ADR	$89.23	4.3%
RevPAR	$53.98	0.2%
Franchised hotels
Occupancy	65.0%	205	bps
ADR	$93.56	4.4%
RevPAR	$60.81	7.8%
System-wide
Occupancy	62.9%	-7	bps
ADR	$91.60	4.4%
RevPAR	$57.59	4.3%

	Three Months Ended March 31, 2018	Variance three months ended March 31, 2018 vs. 2017
RevPAR Index(1)	93.7%	-9 bps

(1)	Information based on the STR competitive set of hotels existing as of March 31, 2018

Development

During the first quarter of 2018, the Company opened a total of eight franchised hotels (over 650 rooms) and terminated two franchised hotels, resulting in a net increase of six open and operating franchised hotels during the first quarter.  As of March 31, 2018, the Company had a pipeline of 259 franchised hotels totaling approximately 24,400 rooms, to be located in the United States, Mexico, Colombia, Nicaragua, Guatemala, and El Salvador.

Owned Hotel Portfolio

As of March 31, 2018, the Company had two hotels held for sale. During the first quarter of 2018, the Company closed on the sale of one hotel. In addition, during the first quarter, construction progressed on the portfolio of approximately 50 owned hotels which the Company believes have the opportunity to be repositioned upward within their markets in order to drive enhanced guest experience and revenue growth. As of March 31, 2018, 39 of these hotels had completed the construction phase of the project and are now in the process of being reintroduced to their markets with encouraging early results.

Balance Sheet and Liquidity

As of March 31, 2018, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.9%, including the impact of an interest rate swap. Total cash and cash equivalents was $113.5 million as of March 31, 2018.

Outlook

On January 18, 2018, Wyndham Worldwide Corporation (“Wyndham”) and La Quinta announced that they entered into a definitive agreement under which Wyndham will acquire La Quinta’s franchise and management business for $1.95 billion in cash.  The acquisition is expected to close in the second quarter of 2018, immediately following completion of the planned taxable spin-off of La Quinta’s owned real estate assets into a new publicly-traded real estate investment trust (the “Spin”), CorePoint Lodging Inc. (“CorePoint Lodging”).

Given the expected timeline to close these transactions, La Quinta is not providing guidance for 2018.  Near the time of the Spin, management of CorePoint Lodging expects to conduct investor education meetings during which, among other items, financial and strategic outlooks will be provided.

Webcast and Conference Call

The Company will hold a conference call with prepared remarks for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Tuesday, May 8, 2018.  Given the anticipated timing of the Spin, and the pending acquisition of the Company’s franchise and management business by Wyndham, the Company will not be hosting a question and answer session during the call.  The conference call may be accessed in listen-only mode by dialing (844) 395-9252, or (478) 219-0505 for international participants, and enter passcode 3985708.

Listeners may also access the live call via webcast by visiting the Company's investor relations website at www.lq.com/investorrelations. You are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.  The replay of the call will be available from approximately 8:00 a.m. Eastern Time on May 9, 2018 through midnight Eastern Time on May 16, 2018. To access the replay, the domestic dial-in number is (855) 859-2056, the international dial-in number is (404) 537-3406, and the passcode is 3985708. The archive of the webcast will be available on the Company's website for a limited time.

Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, separation and Spin, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the Spin and merger; future financial and operating results of CorePoint Lodging and La Quinta; the ability of La Quinta, CorePoint Lodging and Wyndham to complete the contemplated financing transactions and reorganizations in connection with the merger and the Spin; La Quinta’s plans, objectives, expectations and intentions with respect to future operations and services; the stock price of CorePoint Lodging following the consummation of the transactions; the stock price of La Quinta prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger and the Spin. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”). You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release including Total Adjusted EBITDA, Total Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Operating Income and Adjusted (Loss) Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures for historical periods.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of approximately 900 properties representing over 88,500 rooms located in 48 states in the U.S., and in Canada, Mexico, Honduras, Colombia and Chile. These properties operate under the La Quinta Inn & Suites®, La Quinta Inn® and LQ Hotel® brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the E-mail Alerts section at www.lq.com/investorrelations.

Contacts:

Investor Relations Media

Kristin HaysTeresa Ferguson

214-492-6896214-492-6937

investor.relations@laquinta.com  Teresa.Ferguson@laquinta.com

LA QUINTA HOLDINGS INC.

BALANCE SHEETS

(in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$113,486	$140,849
Accounts receivable, net of allowance for doubtful accounts of $4,169 and $4,296	74,368	66,183
Assets held for sale	4,787	8,706
Other current assets	14,198	12,015
Total Current Assets	206,839	227,753
Property and equipment, net of accumulated depreciation	2,511,783	2,506,523
Intangible assets, net of accumulated amortization	175,755	175,982
Other non-current assets	52,902	42,838
Total Non-Current Assets	2,740,440	2,725,343
Total Assets	$2,947,279	$2,953,096
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17,514	$17,514
Accounts payable	65,895	48,757
Accrued expenses and other liabilities	64,126	59,587
Accrued payroll and employee benefits	42,832	52,113
Accrued real estate taxes	13,543	20,782
Total Current Liabilities	203,910	198,753
Long-term debt	1,667,476	1,670,447
Other long-term liabilities	44,036	21,833
Deferred tax liabilities	227,314	233,765
Total Liabilities	2,142,736	2,124,798
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value; 100,000,000 shares authorized and none outstanding as of March 31, 2018 and December 31, 2017	$—	$—
Common Stock, $0.01 par value; 2,000,000,000 shares authorized at March 31, 2018 and December 31, 2017; 132,475,086 shares issued and 117,342,020 shares outstanding as of March 31, 2018 and 132,478,073 shares issued and 117,345,996 shares outstanding as of December 31, 2017	1,325	1,325
Additional paid-in-capital	1,184,701	1,181,639
Accumulated deficit	(173,886)	(144,041)
Treasury stock at cost, 15,133,066 shares at March 31, 2018 and 15,132,077 shares at December 31, 2017	(212,479)	(212,461)
Accumulated other comprehensive income (loss)	2,308	(760)
Noncontrolling interests	2,574	2,596
Total Equity	804,543	828,298
Total Liabilities and Equity	$2,947,279	$2,953,096

LA QUINTA HOLDINGS INC.

STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended March 31,
	2018	2017
	(unaudited)
REVENUES:
Room revenues	$191,708	$199,744
Franchise and other fee-based revenues	25,896	23,978
Other hotel revenues	4,779	4,796
	222,383	228,518
Brand marketing fund revenues from franchised properties	6,397	5,754
Total Revenues	228,780	234,272
OPERATING EXPENSES:
Direct lodging expenses	103,875	100,334
Depreciation and amortization	39,702	36,040
General and administrative expenses	41,835	35,438
Other lodging and operating expenses	15,323	14,060
Marketing, promotional and other advertising expenses	17,804	18,536
(Gain) loss on sales	(498)	138
	218,041	204,546
Brand marketing fund expenses from franchised properties	6,397	5,754
Total Operating Expenses	224,438	210,300
Operating Income	4,342	23,972
OTHER INCOME (EXPENSES):
Interest expense, net	(21,456)	(19,980)
Other income (expense)	119	(24)
Total Other Expenses, net	(21,337)	(20,004)
(Loss) Income Before Income Taxes	(16,995)	3,968
Income tax benefit (expense)	1,927	(2,290)
NET (LOSS) INCOME	(15,068)	1,678
Less: net income attributable to noncontrolling interests	(71)	(89)
Net (Loss) Income Attributable to La Quinta Holdings’ Stockholders	$(15,139)	$1,589

RECONCILIATIONS

The tables below provide a reconciliation of EBITDA and Total Adjusted EBITDA to Net (Loss) Income, a reconciliation of Adjusted Operating Income to Operating Income, and a reconciliation of Adjusted Net (Loss) Income and Adjusted (Loss) Earnings Per Share to Net (Loss) Income and (Loss) Earnings Per Share. The Company believes this financial information provides meaningful supplemental information. The Company further believes the presentation of Total Adjusted EBITDA, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted (Loss) Earnings Per Share provides meaningful information because it excludes the impact of certain special items and/or certain items that are not expected to have an ongoing effect on its operations. This represents how management views the business and reviews its operating performance. It is also used by management when publicly providing the business outlook.

“EBITDA” and “Total Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. The Company adjusts EBITDA when evaluating its performance because the Company believes that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, provides useful supplemental information to management and investors regarding its ongoing operating performance. The Company believes that EBITDA and Total Adjusted EBITDA provide useful information to investors about it and its financial condition and results of operations for the following reasons: (i) EBITDA and Total Adjusted EBITDA are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA and Total Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in the Company’s industry.

EBITDA and Total Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net (loss) income, cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•	EBITDA and Total Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	EBITDA and Total Adjusted EBITDA do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments, on its indebtedness;
•	EBITDA and Total Adjusted EBITDA do not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•	EBITDA and Total Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Total Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Total Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in the Company’s industry may calculate EBITDA and Total Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Total Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

“Total Adjusted EBITDA margin” represents the ratio of Total Adjusted EBITDA to total revenues.

“Adjusted operating income (loss)” represents the Company’s reported operating income (loss), adjusted to exclude the impact of items not indicative of ongoing operating performance. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in the Company’s operating results.

“Adjusted Net (Loss) Income” and “Adjusted (Loss) Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Adjusted Net (Loss) Income and Adjusted (Loss) Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

TOTAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Operating income	$4,342	$23,972
Interest expense, net	(21,456)	(19,980)
Other income (expense)	119	(24)
Income tax benefit (expense)	1,927	(2,290)
Income from noncontrolling interest	(71)	(89)
Net (Loss) Income attributable to La Quinta Holdings’ Stockholders	(15,139)	1,589
Interest expense	21,744	20,108
Income tax (benefit) expense	(1,927)	2,290
Depreciation and amortization	39,893	36,257
Noncontrolling interest	71	89
EBITDA	44,642	60,333
Gain (loss) on sales	(498)	138
Gain related to casualty disasters	(928)	(1,928)
Equity-based compensation	2,365	3,943
Amortization of software service agreements	2,467	2,359
Retention plan	2,484	2,550
Reorganization costs	9,894	2,143
Other losses, net	3,586	2,412
Total Adjusted EBITDA	$64,012	$71,950

SEGMENT REVENUES AND TOTAL ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Revenues
Owned Hotels	$197,555	$205,635
Franchise and management	27,180	26,714
Segment revenues	224,735	232,349
Other fee-based revenues from franchised properties	6,397	5,754
Corporate and other	28,206	28,783
Intersegment elimination	(30,558)	(32,614)
Total revenues	$228,780	$234,272
Total Adjusted EBITDA
Owned Hotels	$49,247	$58,721
Franchise and management	27,180	26,714
Segment Adjusted EBITDA	76,427	85,435
Corporate and other	(12,415)	(13,485)
Total Adjusted EBITDA	$64,012	$71,950

ADJUSTED OPERATING INCOME NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Operating income	$4,342	$23,972
Retention plan	2,484	2,550
Reorganization costs	9,894	2,143
(Gain) loss on sales	(498)	138
Adjusted operating income	$16,222	$28,803

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017

	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net (Loss) Income attributable to La Quinta Holdings’ Stockholders	$(15,139)	(0.13)	$1,589	0.01
Retention plan	2,484	0.02	2,550	0.03
Reorganization costs	9,894	0.09	2,143	0.02
(Gain) loss on sales	(498)	—	138	—
Tax impact of adjustments	(2,928)	(0.03)	(1,932)	(0.02)
Adjusted Net (Loss) Income attributable to La Quinta Holdings’ Stockholders	$(6,187)	(0.05)	$4,488	$0.04
Weighted average common shares outstanding, basic		116,324		115,936
Weighted average common shares outstanding, diluted		116,324		116,368

LA QUINTA HOLDINGS INC.

CERTAIN DEFINED TERMS

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: were active and operating in the Company’s system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; except for (i) hotels that sustained substantial property damage or other business interruption, (ii) owned hotels that become subject to a purchase and sale agreement, or (iii) hotels in which comparable results are otherwise not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of the Company’s reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to the Company’s owned, franchised and managed hotel portfolios.